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                                  Delaware

                     ----------------------------------
                               The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE , DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF " ON THE GO HEALTHCARE,INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF JANUARY, A.D. 2004, AT 10:01 P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.







                                      /s/ HARRIET SMITH WINDSOR
                          [SEAL]      -----------------------------------
                                      HARRIET SMITH WINDSOR, Secretary of State


3263360  8100                                      AUTHENTICATION:    2853437

040008653                                                   DATE:    01-07-04


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         Certificate of Amendment of the Certificate of Incorporation
                                      Of
                          ON THE GO HEALTHCARE, INC.
                            ______________________

                          CERITIFCATE OF AMENDMENT TO
                        CERTIFICATE OF INCORPORATION OF
                           ON THE GO HEALTHCARE, INC.
                            A Delaware Corporation

The undersigned hereby certifies as follows:

        ONE: That the undersigned are the President and Secretary,respectively, of ON THE GO HEALTHCARE, INC., a Delaware Corporation.

        TWO:    That, at a meeting of the Board of Directors held on
        December 16, 2003, which was ratified by a subsequent stockholders' written consent dated December 17, 2003, the Corporation resolved to amend Article Four of its Certificate of Incorporation, as follows:

        IT IS RESOLVED, that Article Four of the Certificate of Incorporation is hereby amended to read as follows:

        The total number of shares of stock which the corporation shall have authority to issue is: one hundred million (100,000,000) shares and the par value of such shares is $.0001 per share, amounting in the aggregate to Ten Thousand Dollars ($10,000).

        THREE: This amendment was approved by the required vote of stockholders in accordance with the law of the state of Delaware.
        The total number of outstanding shares of each class entitled to vote for the amendment is 42,113,575. The number of shares of each class voting for the amendment equaled or exceeded the vote required, that being over fifty (50%) percent. The amendment was approved by a vote of 27,580,000 shares, or 65.5% of all shares entitled to vote.

Dated:  December 29, 2003

        We the undersigned, hereby declare, under penalty of perjury, in accordance with the laws of the state of Delaware, that we are the President and Secretary of the above-referenced corporation, that we executed the above-referenced Certificate of Amendment to the Certificate of Incorporation, that we have personal knowledge of the information contained therein, and that the information contained therein is true and correct.

                                                /s/ Stuart Turk
                                                ----------------------
                                                Stuart Turk, President

                                                /s/ Carol Segal
                                                ----------------------
                                                Carol Segal, Secretary
BOARD OF DIRECTORS:

/s/ Stuart Turk
----------------------
Stuart Turk

/s/ Ralph Magid
----------------------
Ralph Magid

/s/ Randal A. Kalpin
----------------------
Randal A. Kalpin

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